Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
EARNINGS OF $11.5 MILLION FOR FIRST QUARTER 2012

●	Net income of $11.5 million, or 15 cents per share
●	Pre-tax, pre-credit earnings, excluding one-time items, highest since fourth quarter 2009
●	Loan growth continues, up $18 million from fourth quarter, or 2 percent annualized
●	Core transaction deposits up $151 million from fourth quarter, or 21 percent annualized
●	Capital ratios strengthen

BLAIRSVILLE, GA – April 26, 2012 – United Community Banks, Inc. (NASDAQ: UCBI) today reported net income of $11.5 million, or 15 cents per share, for the first quarter of 2012.  The positive results reflect strong core transaction deposit growth, modest loan growth, a fee revenue increase and lower operating expenses compared with the fourth quarter of 2011.

“Momentum continues to build in restoring and improving our financial performance,” said Jimmy Tallent, president and chief executive officer.  “With credit problems now at a manageable level, we have increased our focus on improving core pre-tax, pre-credit earnings through revenue growth and higher efficiency.  The results are encouraging: Core pre-tax, pre-credit earnings, excluding one-time items, were at their highest level since the fourth quarter of 2009.”

Total loans were $4.13 billion at quarter-end, up $18 million from the fourth quarter and down $66 million from a year earlier.  “In the fourth quarter we reversed the trend of declining loan balances, and in the first quarter we achieved modest loan growth,” stated Tallent.  “We are prudently growing our portfolio by focusing on full-service relationships with small-to-medium sized businesses.  During the first quarter we added $169 million in new loan commitments of which $131 million were funded by quarter-end.  The majority were commercial loans.”

The first quarter provision for loan losses was $15 million, down from $190 million a year ago and up slightly from $14 million in the fourth quarter of 2011.  The first quarter 2011 provision was elevated due to execution of United’s problem asset disposition plan following the successful raising of $380 million in capital.

First quarter net charge-offs were $15.9 million, compared to $232 million in the first quarter of 2011 and $45.6 million in the fourth quarter. A bulk loan sale, part of the problem asset disposition plan, elevated net charge-offs in the 2011 first quarter. Fourth quarter 2011 net charge-offs included $25 million related to United’s largest loan relationship.

Nonperforming assets of $161.6 million reflected a $1.3 million increase from the fourth quarter of 2011, and a $23.4 million increase from the first quarter of 2011.  Said Tallent, “Nonperforming asset levels are impacted significantly by the inflow of new nonperforming loans and our ability to liquidate foreclosed properties.  While the inflow of new nonperforming loans fell from $46 million in the fourth quarter to $32 million in the first quarter, nonperforming assets did not decline due to slow foreclosed property sales, which is typical in the winter months.  We expect our overall credit trends to improve during 2012, although not necessarily on a straight line.”

Taxable equivalent net interest revenue of $58.9 million reflected a slight decline from the fourth quarter of 2011, and an increase of $2.5 million from the first quarter of 2011 due to the $2 million reversal of accrued interest last year on performing loans included in the bulk loan sale.  The net interest margin was 3.53 percent for the first quarter of 2012, up 23 basis points from a year ago and two basis points from the fourth quarter of 2011.

“Growing quality loan and deposit relationships is a key focus in 2012,” Tallent commented.  “The weak economy has created a highly competitive environment for good, quality loans; yet, our momentum continues to build as the seasoned relationship managers we have added in key markets attract new business.  Our success attracting core transaction deposits also has continued, with balances increasing $151 million during the first quarter.  That is 21 percent growth on an annualized basis.”

Fee revenue was $15.4 million in the first quarter of 2012, compared to $12.7 million in the fourth quarter and $11.8 million a year ago.  Service charges and fees were $7.8 million, up $535,000 from the fourth quarter and $1.1 million from a year ago.  The increase in service charges and fees from both periods reflects new charges on deposit accounts that became effective in the first quarter of 2012, and higher debit card revenue.  Combined, these revenue increases more than offset lower overdraft fees.

Mortgage fee revenue increased $274,000 from the fourth quarter, and $605,000 from a year ago, to $2.1 million.   The comparisons to prior periods are influenced significantly by the interest rate environment and refinancing activities.  Mortgage loans closed totaled $81.7 million in the first quarter of 2012 compared with $78.8 million and $74.5 million, respectively, in the fourth and first quarters of 2011.  Other fee revenue of $4.6 million reflected a $1.8 million increase from the fourth quarter, and a $1.7 million increase from the first quarter of 2011.  The increase from both prior periods was primarily due to the recognition of $1.1 million in interest received for 2008’s federal tax refund.

Excluding foreclosed property costs, first quarter 2012 operating expenses were $43.1 million compared to $41.8 million for the fourth quarter of 2011.  Operating expenses increased $1.3 million on a linked-quarter basis due to a reclassification of expenses reflected in the fourth quarter of 2011 that transferred $2.2 million of salary and employee benefit costs to other comprehensive income for unamortized prior service costs and actuarial losses related to United’s modified retirement plan.  Excluding this one-time adjustment, the first quarter’s total operating expenses were down $900,000 from the fourth quarter, primarily due to lower staff costs.  First quarter operating expenses decreased by $7.2 million in the first quarter compared to the same period a year ago, primarily due to $2.9 million in higher FDIC premium assessments in the first quarter of 2011, and costs incurred during that period related to the problem asset disposition plan: $1.0 million in professional fees and $2.6 million in property taxes paid on assets sold.

Foreclosed property costs for the first quarter of 2012 were $3.8 million, compared to $9.3 million in the fourth quarter of 2011 and $64.9 million in the first quarter a year ago.  First quarter 2012 costs included $1.6 million for maintenance and $2.2 million in net losses and write-downs.  For the fourth quarter of 2011, foreclosed property costs included $2.4 million in maintenance and $6.9 million in net losses and write-downs.  First quarter 2011 costs included $4.3 million in maintenance and $60.6 million in net write-downs and losses, mostly related to the problem asset disposition plan.

As of March 31, 2012, capital ratios were as follows: Tier 1 Risk-Based of 13.7 percent; Tier 1 Leverage of 8.9 percent; and Total Risk-Based of 15.4 percent.  The Tier 1 Common Risk-Based ratio was 8.3 and the Tangible Equity-to-Assets ratio was 8.1 percent.

“We are on the path to recovery as indicated by three profitable quarters out of the past four,” stated Tallent. “The economy is still weak and work remains to resolve credit problems, though we believe far more of that work is behind us.  Looking forward, we expect continued profitability and improved financial performance from revenue enhancements and expense reductions.”

Conference Call
United will hold a conference call today, Thursday, April 26, 2012, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter.  To access the call, dial (877) 380-5665 and use the conference number 69716155.  The conference call also will be webcast and can be accessed by selecting ‘Calendar of Events’ within the Investor Relations section of the United’s website at www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks, Inc. is the third-largest bank holding company in Georgia. United has assets of $7.2 billion and operates 27 community banks with 106 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee.  United specializes in providing personalized community banking services to individuals and small to mid-size businesses and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI.  Additional information may be found at United’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment.  These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements.  For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2011 Annual Report on Form 10-K under the section entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
								First
	2012	2011						Quarter
(in thousands, except per share	First	Fourth	Third		Second	First		2012-2011
data; taxable equivalent)	Quarter	Quarter	Quarter		Quarter	Quarter		Change
INCOME SUMMARY
Interest revenue	$70,221	$71,905	$74,543		$76,931	$75,965
Interest expense	11,357	12,855	15,262		17,985	19,573
Net interest revenue	58,864	59,050	59,281		58,946	56,392		4%
Provision for loan losses	15,000	14,000	36,000		11,000	190,000
Fee revenue	15,379	12,667	11,498		13,905	11,838		30
Total revenue	59,243	57,717	34,779		61,851	(121,770)
Operating expenses	46,955	51,080	46,520		48,728	115,271		(59)
Income (loss) before income taxes	12,288	6,637	(11,741)		13,123	(237,041)
Income tax expense (benefit)	760	(3,264)	(402)		1,095	295
Net income (loss)	11,528	9,901	(11,339)		12,028	(237,336)
Preferred dividends and discount accretion	3,030	3,025	3,019		3,016	2,778
Net income (loss) available to common shareholders	$8,498	$6,876	$(14,358)		$9,012	$(240,114)

PERFORMANCE MEASURES
Per common share:
Diluted income (loss)	$.15	$.12	$(.25)		$.16	$(13.00)
Book value	6.68	6.62	6.77		7.11	2.20		204
Tangible book value (2)	6.54	6.47	6.61		6.94	1.69		287

Key performance ratios:
Return on equity (1)(3)	8.78%	7.40%	(15.06	) %	42.60%	(526.54	) %
Return on assets (3)	.66	.56	(.64)		.66	(13.04)
Net interest margin (3)	3.53	3.51	3.55		3.41	3.30
Efficiency ratio	63.31	71.23	65.73		66.88	169.08
Equity to assets	8.19	8.28	8.55		8.06	6.15
Tangible equity to assets (2)	8.08	8.16	8.42		7.93	6.01
Tangible common equity to assets (2)	5.33	5.38	5.65		1.37	2.70
Tangible common equity to risk-weighted assets (2)	8.21	8.25	8.52		8.69	.75

ASSET QUALITY *
Non-performing loans	$129,704	$127,479	$144,484		$71,065	$83,769
Foreclosed properties	31,887	32,859	44,263		47,584	54,378
Total non-performing assets (NPAs)	161,591	160,338	188,747		118,649	138,147
Allowance for loan losses	113,601	114,468	146,092		127,638	133,121
Net charge-offs	15,867	45,624	17,546		16,483	231,574
Allowance for loan losses to loans	2.75%	2.79%	3.55%		3.07%	3.17%
Net charge-offs to average loans (3)	1.55	4.39	1.68		1.58	20.71
NPAs to loans and foreclosed properties	3.88	3.87	4.54		2.82	3.25
NPAs to total assets	2.25	2.30	2.74		1.66	1.79

AVERAGE BALANCES ($ in millions)
Loans	$4,168	$4,175	$4,194		$4,266	$4,599		(9)
Investment securities	2,153	2,141	2,150		2,074	1,625		32
Earning assets	6,700	6,688	6,630		6,924	6,902		(3)
Total assets	7,045	7,019	7,000		7,363	7,379		(5)
Deposits	6,028	6,115	6,061		6,372	6,560		(8)
Shareholders’ equity	577	581	598		594	454		27
Common shares - basic (thousands)	57,764	57,646	57,599		25,427	18,466
Common shares - diluted (thousands)	57,764	57,646	57,599		57,543	18,466

AT PERIOD END ($ in millions)
Loans *	$4,128	$4,110	$4,110		$4,163	$4,194		(2)
Investment securities	2,202	2,120	2,123		2,188	1,884		17
Total assets	7,174	6,983	6,894		7,152	7,709		(7)
Deposits	6,001	6,098	6,005		6,183	6,598		(9)
Shareholders’ equity	580	575	583		603	586		(1)
Common shares outstanding (thousands)	57,603	57,561	57,510		57,469	20,903

(1)  Net loss available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).  (2)  Excludes effect of acquisition related intangibles and associated amortization.  (3)  Annualized.

* Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2012	2011
(in thousands, except per share	First	Fourth	Third	Second	First
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter

Interest revenue reconciliation
Interest revenue - taxable equivalent	$70,221	$71,905	$74,543	$76,931	$75,965
Taxable equivalent adjustment	(446)	(423)	(420)	(429)	(435)
Interest revenue (GAAP)	$69,775	$71,482	$74,123	$76,502	$75,530
Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$58,864	$59,050	$59,281	$58,946	$56,392
Taxable equivalent adjustment	(446)	(423)	(420)	(429)	(435)
Net interest revenue (GAAP)	$58,418	$58,627	$58,861	$58,517	$55,957
Total revenue reconciliation
Total operating revenue	$59,243	$57,717	$34,779	$61,851	$(121,770)
Taxable equivalent adjustment	(446)	(423)	(420)	(429)	(435)
Total revenue (GAAP)	$58,797	$57,294	$34,359	$61,422	$(122,205)
Income (loss) before taxes reconciliation
Income (loss) before taxes	$12,288	$6,637	$(11,741)	$13,123	$(237,041)
Taxable equivalent adjustment	(446)	(423)	(420)	(429)	(435)
Income (loss) before taxes (GAAP)	$11,842	$6,214	$(12,161)	$12,694	$(237,476)
Income tax (benefit) expense reconciliation
Income tax (benefit) expense	$760	$(3,264)	$(402)	$1,095	$295
Taxable equivalent adjustment	(446)	(423)	(420)	(429)	(435)
Income tax (benefit) expense (GAAP)	$314	$(3,687)	$(822)	$666	$(140)
Book value per common share reconciliation
Tangible book value per common share	$6.54	$6.47	$6.61	$6.94	$1.69
Effect of goodwill and other intangibles	.14	.15	.16	.17	.51
Book value per common share (GAAP)	$6.68	$6.62	$6.77	$7.11	$2.20
Average equity to assets reconciliation
Tangible common equity to assets	5.33%	5.38%	5.65%	1.37%	2.70%
Effect of preferred equity	2.75	2.78	2.77	6.56	3.31
Tangible equity to assets	8.08	8.16	8.42	7.93	6.01
Effect of goodwill and other intangibles	.11	.12	.13	.13	.14
Equity to assets (GAAP)	8.19%	8.28%	8.55%	8.06%	6.15%
Tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	8.21%	8.25%	8.52%	8.69%	.75%
Effect of other comprehensive income	.10	(.03)	(.29)	(.42)	(.32)
Effect of trust preferred	1.15	1.18	1.19	1.15	1.13
Effect of preferred equity	4.23	4.29	4.33	4.20	5.87
Tier I capital ratio (Regulatory)	13.69%	13.69%	13.75%	13.62%	7.43%

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End (1)

	2012	2011				Linked	Year over
	First	Fourth	Third	Second	First	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Commercial (sec.by RE)	$1,843	$1,822	$1,771	$1,742	$1,692	$21	$151
Commercial & industrial	440	428	429	428	431	12	9
Commercial construction	167	164	169	195	213	3	(46)
Total commercial	2,450	2,414	2,369	2,365	2,336	36	114
Residential mortgage	1,131	1,135	1,150	1,177	1,187	(4)	(56)
Residential construction	436	448	474	502	550	(12)	(114)
Consumer installment	111	113	117	119	121	(2)	(10)
Total loans	$4,128	$4,110	$4,110	$4,163	$4,194	18	(66)

LOANS BY MARKET
North Georgia	$1,408	$1,426	$1,478	$1,500	$1,531	(18)	(123)
Atlanta MSA	1,239	1,220	1,192	1,188	1,179	19	60
North Carolina	588	597	607	626	640	(9)	(52)
Coastal Georgia	366	346	316	325	312	20	54
Gainesville MSA	262	265	272	275	282	(3)	(20)
East Tennessee	265	256	245	249	250	9	15
Total loans	$4,128	$4,110	$4,110	$4,163	$4,194	18	(66)

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$86	$88	$97	$105	$116	(2)	(30)
Land loans	57	61	60	62	69	(4)	(12)
Lot loans	203	207	216	218	228	(4)	(25)
Total	346	356	373	385	413	(10)	(67)

House loans
Spec	57	59	64	74	88	(2)	(31)
Sold	32	33	37	43	49	(1)	(17)
Total	89	92	101	117	137	(3)	(48)
Total residential construction	$435	$448	$474	$502	$550	(13)	(115)

RESIDENTIAL CONSTRUCTION - ATLANTA MSA
Dirt loans
Acquisition & development	$17	$17	$19	$20	$22	-	(5)
Land loans	13	14	15	16	19	(1)	(6)
Lot loans	22	22	22	22	24	-	(2)
Total	52	53	56	58	65	(1)	(13)

House loans
Spec	27	27	28	30	34	-	(7)
Sold	7	6	8	9	11	1	(4)
Total	34	33	36	39	45	1	(11)
Total residential construction	$86	$86	$92	$97	$110	-	(24)

(1)  Excludes total loans of $47.2 million, $54.5 million, $57.8 million, $70.8 million and $63.3 million as of March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality (1)

	First Quarter 2012			Fourth Quarter 2011			Third Quarter 2011
(in thousands)	Non-performing Loans	Foreclosed Properties	Total NPAs	Non-performing Loans	Foreclosed Properties	Total NPAs	Non-performing Loans	Foreclosed Properties	Total NPAs
NPAs BY CATEGORY
Commercial (sec.by RE)	$26,081	$10,808	$36,889	$27,322	$9,745	$37,067	$21,998	$8,880	$30,878
Commercial & industrial	36,314	-	36,314	34,613	-	34,613	53,009	-	53,009
Commercial construction	23,319	3,266	26,585	16,655	3,336	19,991	11,370	5,862	17,232
Total commercial	85,714	14,074	99,788	78,590	13,081	91,671	86,377	14,742	101,119
Residential mortgage	18,741	5,882	24,623	22,358	6,927	29,285	22,671	7,960	30,631
Residential construction	24,341	11,931	36,272	25,523	12,851	38,374	34,472	21,561	56,033
Consumer installment	908	-	908	1,008	-	1,008	964	-	964
Total NPAs	$129,704	$31,887	$161,591	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747
Balance as a % of
Unpaid Principal	70.6%	36.1%	59.4%	71.3%	35.9%	59.3%	77.8%	33.4%	59.3%

NPAs BY MARKET
North Georgia	$81,117	$14,559	$95,676	$88,600	$15,136	$103,736	$105,078	$17,467	$122,545
Atlanta MSA	22,321	7,647	29,968	14,480	6,169	20,649	13,350	12,971	26,321
North Carolina	15,765	4,650	20,415	15,100	5,365	20,465	13,243	7,941	21,184
Coastal Georgia	5,622	1,268	6,890	5,248	1,620	6,868	5,600	2,354	7,954
Gainesville MSA	2,210	3,387	5,597	2,069	3,760	5,829	5,311	2,495	7,806
East Tennessee	2,669	376	3,045	1,982	809	2,791	1,902	1,035	2,937
Total NPAs	$129,704	$31,887	$161,591	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747

NPA ACTIVITY
Beginning Balance	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649
Loans placed on non-accrual	32,437	-	32,437	45,675	-	45,675	103,365	-	103,365
Payments received	(5,945)	-	(5,945)	(1,884)	-	(1,884)	(3,995)	-	(3,995)
Loan charge-offs	(14,733)	-	(14,733)	(44,757)	-	(44,757)	(15,335)	-	(15,335)
Foreclosures	(9,534)	9,534	-	(16,039)	16,039	-	(10,616)	10,616	-
Capitalized costs	-	329	329	-	141	141	-	818	818
Note / property sales	-	(8,631)	(8,631)	-	(20,651)	(20,651)	-	(13,787)	(13,787)
Write downs	-	(2,111)	(2,111)	-	(3,893)	(3,893)	-	(1,772)	(1,772)
Net gains (losses) on sales	-	(93)	(93)	-	(3,040)	(3,040)	-	804	804
Ending Balance	$129,704	$31,887	$161,591	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747

	First Quarter 2012		Fourth Quarter 2011		Third Quarter 2011
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)
NET CHARGE-OFFS BY CATEGORY
Commercial (sec.by RE)	$3,697	.81%	$4,962	1.09%	$2,192	.50%
Commercial & industrial	669	.62	18,940	17.47	420	.39
Commercial construction	334	.81	3,318	7.88	1,625	3.54
Total commercial	4,700	.78	27,220	4.51	4,237	.71
Residential mortgage	5,375	1.91	5,887	2.04	6,110	2.09
Residential construction	5,314	4.84	12,090	10.36	6,381	5.19
Consumer installment	478	1.72	427	1.47	818	2.75
Total	$15,867	1.55	$45,624	4.39	$17,546	1.68

NET CHARGE-OFFS BY MARKET
North Georgia	$9,022	2.56%	$34,970	9.46%	$8,124	2.16%
Atlanta MSA	2,729	.89	4,195	1.37	2,813	.94
North Carolina	1,679	1.14	3,180	2.10	3,608	2.31
Coastal Georgia	1,329	1.53	335	.41	709	.88
Gainesville MSA	883	1.35	2,572	3.84	1,804	2.64
East Tennessee	225	.34	372	.59	488	.78
Total	$15,867	1.55	$45,624	4.39	$17,546	1.68

(1)	Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.
(2)	Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Operations (Unaudited)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2012	2011
Interest revenue:
Loans, including fees	$55,759	$61,107
Investment securities, including tax exempt of $250 and $259	13,004	13,604
Federal funds sold, reverse repurchase agreements, commercial paper and deposits in banks	1,012	819
Total interest revenue	69,775	75,530
Interest expense:
Deposits:
NOW	637	1,324
Money market	641	2,028
Savings	37	77
Time	6,159	11,732
Total deposit interest expense	7,474	15,161
Federal funds purchased, repurchase agreements and other short-term borrowings	1,045	1,042
Federal Home Loan Bank advances	466	590
Long-term debt	2,372	2,780
Total interest expense	11,357	19,573
Net interest revenue	58,418	55,957
Provision for loan losses	15,000	190,000
Net interest revenue after provision for loan losses	43,418	(134,043)
Fee revenue:
Service charges and fees	7,783	6,720
Mortgage loan and other related fees	2,099	1,494
Brokerage fees	813	677
Securities gains, net	557	55
Loss from prepayment of debt	(482)	-
Other	4,609	2,892
Total fee revenue	15,379	11,838
Total revenue	58,797	(122,205)
Operating expenses:
Salaries and employee benefits	25,225	24,924
Communications and equipment	3,155	3,344
Occupancy	3,771	4,074
Advertising and public relations	846	978
Postage, printing and supplies	979	1,118
Professional fees	1,975	3,330
Foreclosed property	3,825	64,899
FDIC assessments and other regulatory charges	2,510	5,413
Amortization of intangibles	732	762
Other	3,937	6,429
Total operating expenses	46,955	115,271
Net income (loss) before income taxes	11,842	(237,476)
Income tax expense (benefit)	314	(140)
Net income (loss)	11,528	(237,336)
Preferred stock dividends and discount accretion	3,030	2,778
Net income (loss) available to common shareholders	$8,498	$(240,114)
Earnings (loss) per common share - Basic / Diluted	$.15	$(13.00)
Weighted average common shares outstanding - Basic / Diluted	57,764	18,466

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet
	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2012	2011	2011
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$53,147	$53,807	$153,891
Interest-bearing deposits in banks	139,439	139,609	465,656
Federal funds sold, reverse repurchase agreements, commercial paper and short-term investments	235,000	185,000	470,087
Cash and cash equivalents	427,586	378,416	1,089,634
Securities available for sale	1,898,815	1,790,047	1,638,494
Securities held to maturity (fair value $318,490, $343,531 and $248,361)	303,636	330,203	245,430
Loans held for sale	-	-	80,629
Mortgage loans held for sale	24,809	23,881	25,364
Loans, net of unearned income	4,127,566	4,109,614	4,194,372
Less allowance for loan losses	113,601	114,468	133,121
Loans, net	4,013,965	3,995,146	4,061,251
Assets covered by loss sharing agreements with the FDIC	72,854	78,145	125,789
Premises and equipment, net	174,419	175,088	179,143
Bank owned life insurance	80,956	80,599	79,777
Accrued interest receivable	20,292	20,693	21,687
Goodwill and other intangible assets	7,695	8,428	10,684
Foreclosed property	31,887	32,859	54,378
Unsettled securities sales	43,527	-	-
Other assets	73,252	69,915	97,228
Total assets	$7,173,693	$6,983,420	$7,709,488
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$1,101,757	$992,109	$864,708
NOW	1,389,016	1,509,896	1,320,136
Money market	1,123,734	1,038,778	967,938
Savings	214,150	199,007	193,591
Time:
Less than $100,000	1,207,479	1,332,394	1,576,505
Greater than $100,000	796,882	847,152	990,289
Brokered	167,521	178,647	684,581
Total deposits	6,000,539	6,097,983	6,597,748
Federal funds purchased, repurchase agreements, and other short-term borrowings	101,925	102,577	102,107
Federal Home Loan Bank advances	215,125	40,625	55,125
Long-term debt	120,245	120,225	150,166
Unsettled securities purchases	119,565	10,325	177,532
Accrued expenses and other liabilities	36,755	36,199	40,766
Total liabilities	6,594,154	6,407,934	7,123,444
Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700 shares issued and outstanding	217	217	217
Series B; $1,000 stated value; 180,000 shares issued and outstanding	177,451	177,092	176,049
Series D; $1,000 stated value; 16,613 shares issued and outstanding	16,613	16,613	16,613
Series F; $1,000 stated value; 195,872 shares issued and outstanding	-	-	195,872
Series G; $1,000 stated value; 151,185 shares issued and outstanding	-	-	151,185
Common stock, $1 par value; 100,000,000 shares authorized;
41,688,647, 41,647,100 and 20,903,111 shares issued and outstanding	41,689	41,647	20,903
Common stock, non-voting, $1 par value; 30,000,000 shares authorized;
15,914,209 shares issued and outstanding	15,914	15,914	-
Common stock issuable; 90,126, 93,681 and 79,428 shares	2,948	3,233	3,681
Capital surplus	1,056,135	1,054,940	738,963
Accumulated deficit	(722,363)	(730,861)	(732,390)
Accumulated other comprehensive (loss) income	(9,065)	(3,309)	14,951
Total shareholders’ equity	579,539	575,486	586,044
Total liabilities and shareholders’ equity	$7,173,693	$6,983,420	$7,709,488

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2012			2011
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,168,440	$55,842	5.39%	$4,598,860	$61,070	5.39%
Taxable securities (3)	2,127,794	12,754	2.40	1,599,481	13,345	3.34
Tax-exempt securities (1)(3)	25,438	410	6.45	25,827	424	6.57
Federal funds sold and other interest-earning assets	377,988	1,215	1.29	677,453	1,126	.66

Total interest-earning assets	6,699,660	70,221	4.21	6,901,621	75,965	4.45
Non-interest-earning assets:
Allowance for loan losses	(117,803)			(169,113)
Cash and due from banks	54,664			134,341
Premises and equipment	174,849			179,353
Other assets (3)	233,676			332,827
Total assets	$7,045,046			$7,379,029

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,458,112	637	.18	$1,373,142	1,324	.39
Money market	1,069,658	641	.24	928,542	2,028	.89
Savings	205,402	37	.07	187,423	77	.17
Time less than $100,000	1,271,351	3,026	.96	1,540,342	5,451	1.44
Time greater than $100,000	821,164	2,415	1.18	990,881	4,151	1.70
Brokered	161,335	718	1.79	698,288	2,130	1.24
Total interest-bearing deposits	4,987,022	7,474	.60	5,718,618	15,161	1.08

Federal funds purchased and other borrowings	102,258	1,045	4.11	101,097	1,042	4.18
Federal Home Loan Bank advances	138,372	466	1.35	55,125	590	4.34
Long-term debt	120,237	2,372	7.93	150,157	2,780	7.51
Total borrowed funds	360,867	3,883	4.33	306,379	4,412	5.84

Total interest-bearing liabilities	5,347,889	11,357	.85	6,024,997	19,573	1.32
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,040,587			841,351
Other liabilities	79,612			58,634
Total liabilities	6,468,088			6,924,982
Shareholders’ equity	576,958			454,047
Total liabilities and shareholders’ equity	$7,045,046			$7,379,029

Net interest revenue		$58,864			$56,392
Net interest-rate spread			3.36%			3.13%

Net interest margin (4)			3.53%			3.30%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $23.6 million in 2012 and $27.2 million in 2011 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.